Exhibit 3.2

ANNALY CAPITAL MANAGEMENT, INC.

ARTICLES OF AMENDMENT

Annaly Capital Management, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to decrease, immediately upon the Effective Time (as defined below), the par value of the shares of common stock of the Corporation issued and outstanding immediately prior to the filing of these Articles of Amendment from $0.04 per share to $0.01 per share.

SECOND: The amendment to the Charter as set forth above has been duly approved by at least a majority of the entire Board of Directors of the Corporation as required by law. The amendment set forth herein is made without action by the stockholders of the Corporation, pursuant to Section 2-605(a)(2) of the Maryland General Corporation Law.

THIRD: There has been no increase in the authorized shares of stock of the Corporation effected by the amendment to the Charter as set forth above.

FOURTH: These Articles of Amendment shall become effective at 5:01 p.m., Eastern Time, on September 23, 2022 (the “Effective Time”).

FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Chief Corporate Officer, Chief Legal Officer and Secretary on this 22nd day of September, 2022.

ATTEST:		ANNALY CAPITAL MANAGEMENT, INC.

By:	/s/ Anthony C. Green	By:	/s/ David L. Finkelstein (SEAL)
Name:	Anthony C. Green	Name:	David L. Finkelstein
Title:	Chief Corporate Officer,	Title:	Chief Executive Officer and President
Chief Legal Officer and Secretary